Exhibit 10.2


                 CORPORATE ADMINISTRATIVE AND FINANCIAL ADVISORY
                               SERVICES AGREEMENT

This Corporate Administrated Services Agreement (the "Agreement") is made as of the date set forth below by and between Nelson Resources Limited ("Service Provider"), a company incorporated under the laws of Bermuda, and Chaparral Resources, Inc. ("Chaparral"), incorporated under the laws of the State of Delaware.

WHEREAS, Chaparral is a company that is actively engaged in the business of managing its investments in certain oil and gas exploration and production activities and requires corporate administrative services and financial advisory services to support its business activities.

WHEREAS, the Service Provider currently has, and will maintain during the term of this Agreement, the resources and expertise necessary to perform the required services for Chaparral.

WHEREAS, the Chaparral has determined that the provision of the required services as contemplated under this Agreement will enable it to obtain the services in a cost-efficient manner.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.   SERVICES TO BE PROVIDED

1.1. The services covered by this Agreement include the services listed in
     Schedule I and Schedule II and/or such other services as specifically requested by the Chaparral from time to time in writing and accepted by the Service Provider.

1.2. The specific activities will vary over time, and will be agreed to annually by designated executives of the Service Provider and Chaparral.

1.3. The Service Provider shall discharge its duties properly, diligently, faithfully and to the best of its ability in the best interest of Chaparral, provided that the Service Provider shall not be obliged to do or omit to do anything which it considers to be in conflict with the lawful interests of Chaparral, of the Service Provider's and/or the laws and regulations of England, the United States and/or any other jurisdiction.

1.4. In connection with the proper performance of its duties, Service Provider may engage the services of accountants, auditors, lawyers or other professional advisors to obtain such advice or to provide such services, as the Service Provider reasonably considers necessary or desirable. The costs of such services will be for the account of the Chaparral.

2.   COMPENSATION

2.1. The Chaparral will pay an Administrative Service Fee and Financial Advisory Fee to the Service Providers in consideration for the services provided collectively the "Service Fees"). The Service Fees will be based on an

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     allocation of costs and time incurred by the Service Provider. The allocation methodology will be based on variables determined by the parties to the Agreement (the "Allocation Methodology") to be a reasonable basis for establishing the value of the services provided. The Allocation Methodology may be modified from time to time by mutual agreement. Expenses may be allocated directly to the Chaparral or, if the parties agree that a more reasonable result would occur, the expenses may be allocated first to other Service Provider units, and then to the Chaparral by means of a secondary allocation. The Financial Advisory Fee will be a fixed fee as described on Schedule III in consideration of the financial advisory services to be rendered by the Service Provider.

2.2. Attached as Schedule III are descriptions of the current Allocation Methodology. This methodology may be modified from time to time if mutually agreed by the parties to the Agreement.

2.3. The Service Fees will be settled through cash transfer, internal debit, credit or allocation as agreed between the parties. Such agreement will also specify the timing and frequency of such settlements. Attached as
     Schedule IV are the initial settlement terms, which may be modified from time to time through mutual agreement.

3.   TERM OF AGREEMENT
     -----------------

3.1 This Agreement will be in effect for an initial period of two (2) years, subject to any earlier termination provided for herein. This Agreement may be extended on such terms and conditions as may be mutually agreed to by Service Provider and Chaparral.

4.   TERMINATION
     -----------

4.1  This Agreement may be terminated at any time in the event that:

     (a) any party has failed to perform any of its material obligations hereunder and has failed to correct such failure within thirty (30) days following written notice thereto, the other party may thereupon give written notice of termination, and such termination shall take effect immediately following delivery of such notice;

     (b) any party shall at any time become insolvent, file a petition in bankruptcy or for reorganization, have an involuntary petition in bankruptcy filed against it (which petition is not dismissed prior to the earlier of the expiration of thirty (30) days from the date of filing or the entry of an order for relief) or enter into liquidation or have a receiver appointed for its assets or any part thereof, the other parties may thereupon give written notice of termination, and such termination shall take effect immediately following delivery of such written notice.

4.2 Any party may, in its sole discretion, notify the other party of its intent to terminate its participation in the Agreement for any other reason, subject to the requirement that the termination will take effect not less than thirty (30) days from the date of notification.

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5.   GENERAL
     -------

5.1 Notices. Any notices or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and sent via overnight delivery or facsimile delivered to its principal office.

5.2 Compliance With Regulatory Requirements. Chaparral agrees to provide such information as may be required, and in a timely manner, to enable the Service Provider to comply with all relevant financial reporting and regulatory requirements. Chaparral further agrees to comply with any actions or requests they may receive from any regulatory authority, with respect to the provision of services under this Agreement.

5.3 Confidentiality. The parties to the Agreement agree not to disclose the terms of the Agreement to third parties, or the results of its implementation, except as specifically agreed to by the parties to the Agreement or required according to the applicable laws, rules or regulations of any government or agency having jurisdiction over the parties.

5.4 Force Majeure. If the performance of any part of this Agreement by any party to the Agreement is prevented, restricted, or delayed by reason of any cause beyond the reasonable control of the relevant party, the relevant party shall be excused from its obligations provided that said party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue to perform its obligations as soon as is reasonably possible after such causes have been removed. If such circumstances arise, the parties shall determine what, if any, modification of the terms of this Agreement may be required to achieve an equitable solution, and then modify the Agreement accordingly.

5.5 Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that no assignment or transfer of this Agreement or any rights or responsibilities hereunder by any party is permitted without the express written consent of another party, which consent shall not be withheld unless such another party reasonably believes that the assignment would adversely affect their interests.

5.6 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications, whether oral or written, pertaining to the subject matter hereof, except to the extent otherwise specifically provided in this Agreement. This Agreement shall not be modified, amended, waived or supplemented except by written instrument executed by all parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

5.7 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

5.8 Governing Law. This agreement and all questions of its interpretation, performance and enforcement, and the rights and remedies of the parties hereunder, shall be determined in accordance with English law.

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5.9  Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of June 1, 2004.

NELSON RESOURCES LIMITED

By: /s/  R. Frederick Hodder
    -----------------------------------
Name:    R. Frederick Hodder
Title    Chief Financial Officer

CHAPARRAL RESOURCES, INC.

By: /s/  Simon K. Gill
    -----------------------------------
Name:    Simon K. Gill
Title    Chief Executive Officer


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Schedule I

     Specific Administrative Services to be Provided
     -----------------------------------------------

     (i) providing of conference room for meetings with outside parties;

     (ii) secretarial and administrative support as needed;

     (iii) file storage and record keeping services as needed;

     (iv) executive and managerial support and supervision;

     (v) checking and filing of bank correspondence, statements and supporting documents and, if required, forwarding copies thereof;

     (vi) checking and filing of other general correspondence and, if required, forwarding copies thereof;

     (vii) reviewing and executing documents to be signed by or on behalf of the Company;

     (viii) opening and administering bank accounts;

     (ix) arranging for an audit if required and giving all the necessary assistance to the auditors;

     (x) handling tax matters in co-operation with the tax consultant (if appointed for this purpose);

     (xi) arranging of any legal or special management or administrative services if required.


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Schedule II


1.1. In consultation with Chaparral's senior management team, the Service Provider will develop a definitive financing plan taking into account the various alternative sources of financing available e.g., loans (including syndicated loans), direct and portfolio investments, issue of stock, bonds, notes, and any other financial or trade instruments (including options, futures, forwards, derivatives), debt restructuring and/or offsetting and settlement of claims. The Service Provider will then recommend to Chaparral management an appropriate financing structure.

1.2 The Service Provider will prepare a detailed term sheet for the financing as well as an information memorandum, as well as any presentations or prospectuses that may be required in connection with the provision of financing for the Company for circulation to potential lenders and other financing sources.

1.3 The responsibilities of the Service Provider hereunder shall include, but are not limited to the following:

(a) Familiarizing itself with the business, activities, financial performance and future prospects of Chaparral and its subsidiaries;

(b) Advising Chaparral's management on the structuring, pricing and timing for any financing;

(c) Coordinating, as necessary, the work of Chaparral's other advisers, including lawyers, accountants and tax experts in connection with the matters contemplated hereby;

(d) Identifying and contacting potential creditors/investors for the purpose of attracting funds for Chaparral;

(e) Participating as part of the Chaparral's management team in evaluating proposals, negotiating with interested investors and the preparation of agreements with investors;

(f)  Advising the Company on the financial markets in Kazakhstan;

(g)  Advising on business development opportunities; and

(h) Providing such other advice and undertaking such other activities on such terms as may be agreed between the Parties in connection with the matters contemplated hereby or otherwise.
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 1.4 In the event that the Service Provider develops a material acquisition or merger prospect for Chaparral or is asked by Chaparral to provide advisory services in connection with a material acquisition or merger transaction in which the Company is involved, it is the understanding of the Parties that the scope of such work, the fees and other terms of such advisory activities are beyond the scope of this Agreement and will be subject to a separate negotiation and agreement between the Parties. The Parties acknowledge that Chaparral may engage another financial advisor of its choice in connection with any merger or acquisition transaction in which the Company is involved.

1.5 The Parties agree that any advice given by the Service Provider is provided solely for the use and benefit of Chaparral and may not be used for any other purpose nor disclosed to any other person without the prior written consent of the Service Provider. It is agreed that any Company profiles, information memorandums, research reports, presentations, prospectus or other written materials issued by the Service Provider in connection with the matters contemplated hereby may contain disclaimers and exclusions of liability to third parties.





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Schedule III

Detail of Cost Allocation Methodology
-------------------------------------

Administrative Service Fee
--------------------------

Fixed fee of $20,000 per month for all services set forth in Schedule I with the exception of executive and managerial personnel.

Cost plus ten percent (10%) for third party costs and expenses including, without limitation, transportation and travel, professional services, insurance, etc.

Cost of executive and managerial personnel will be allocated on the basis of the cost of personnel involved and on the percentage of time actually spent by such personnel on matters related to the Chaparral as mutually agreed by the parties from time to time. The cost for the Chief Financial Officer (CEO) and assistant to CEO will be charged based on a monthly fixed fee of $16,500 and $2,750, respectively.

Financial Advisory Fee

Fixed fee of $25,000  per month for all services set forth in Schedule II



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Schedule IV

Initial Settlement Terms
------------------------

The fees described in and calculated pursuant to Schedule 2 hereto shall be paid quarterly, within thirty (30) days following the end of each calendar quarter. Such fees shall be paid by cash transfer, internal debit, credit or set-off as agreed between the parties for each such quarterly payment. The timing and method of payment may be changed from time to time as agreed by the parties.